August 3, 2017

The Ensign Group Reports Second Quarter 2017 Results; Reaffirms 2017 Guidance

MISSION VIEJO, Calif., Aug. 03, 2017 (GLOBE NEWSWIRE) -- The Ensign Group, Inc. (Nasdaq:ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, home care, hospice care and assisted living companies, today announced its operating results for the second quarter of 2017, reporting GAAP diluted earnings per share for the quarter of $0.23 and fully diluted adjusted earnings per share for the quarter of $0.31 (1)

Quarter Highlights Include:

•	Consolidated EBITDA increased 10.4% to $32.6M and adjusted EBITDA increased 169 basis points to $38.1M over the prior year quarter;

•	Same store managed care revenue for transitional and skilled services grew by 10.8%, with growth of 5.5% in managed care days, over the prior year quarter;

•	Same store skilled mix revenue for transitional and skilled services as a percentage of revenue for all segments increased 56 basis points to 51.6% over the prior year quarter;

•	Transitioning revenue for transitional and skilled services increased 8.2% to $77.8M, with occupancy growth of 268 basis points to 73.9%, over the prior year quarter;

•	Transitioning Medicare and Medicaid skilled revenue for transitional and skilled services increased 8.2% and 16.9%, respectively, over the prior year quarter;

•	Transitioning Medicare and Medicaid skilled days increased 2.9% and 27.0%, respectively, over the prior year quarter;

•	Bridgestone Living LLC, Ensign's assisted and independent living subsidiary, grew its segment income by 12.1% to $3.7 million over the prior year quarter; and

•
Cornerstone Healthcare, Inc., Ensign's home health and hospice subsidiary, grew its segment income by 13.2% to $4.9 million and revenue by $6.1 million or 21.5% to $34.6 million all over the prior year quarter.

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".

Operating Results

“We continue to make progress in both occupancy and skilled revenue in both same-store and transitioning operations,” said Ensign’s President and Chief Executive Officer Christopher Christensen. He continued, “We were particularly pleased to see increases in skilled revenue and skilled Medicare and Medicaid days in transitioning operations of 8.2% and 16.9%, respectively, and an improvement in skilled occupancy of 268 basis points all over the prior year quarter.”

Mr. Christensen also reported that results are on track with Management’s expectations and that Management is confident that the company can achieve its previously-announced 2017 annual guidance. Ensign reaffirmed projected revenues of $1.76 billion to $1.80 billion and annual earnings per share guidance of $1.46 to $1.53 per diluted share. He continued, “We are not satisfied with the results achieved during the quarter, but we are very encouraged with the improvements our local leaders have made and we expect to see continued growth in the third and fourth quarter and beyond,” he added.

Pointing to the large number of newly acquired and transitioning operations within the portfolio, he commented, “We are encouraged to see the tremendous organic growth potential that exists within our portfolio continuing to take shape, even during one of our historically slower quarters.” Noting that Ensign’s adjusted earnings per share was $0.31 for the quarter, Mr. Christensen indicated that a few slower-than-expected transitions and a substantial spike in health insurance claims have created a short-term drag on performance, but that the progress in most of the portfolio sets the stage for strong third and fourth quarter results. He continued, “We believe that as the quality of our service offerings, our superior clinical outcomes and our local connections to our individual markets continue to strengthen, we will increasingly draw market share across the portfolio.”

Mr. Christensen also highlighted the continued success of the company’s new business ventures, including assisted living, home health, hospice care, and other post-acute care businesses. He pointed to their income growth as further evidence of the organization’s agility and ability to apply its operating principles in other healthcare service businesses. “We are grateful to our local leaders in each of these businesses as they strive to make their organizations the “go-to” providers in the markets they serve, and thereby extending Ensign’s growing influence in the healthcare world. It is through them that we continue to realize our mission of bringing a new level of quality and dignity to the post-acute care industry, doing it one operation at a time,” he said.

Commenting on the variability of short-term results, Chief Financial Officer Suzanne Snapper observed that, “As we have noted in the past, our business can be a bit lumpy from quarter to quarter, which is why we only provide annual earnings guidance.” She added that “Operating results in the quarter were impacted by a number of non-operational factors, including a spike in healthcare costs, the drag created by several new acquisitions during the quarter, and seasonal softness in same-store occupancy and skilled mix, all of which are already significantly improving in July.”

Ms. Snapper added that, “We believe that Ensign still has the cleanest balance sheet in the industry,” noting that even after the company’s significant acquisition activity, Ensign’s leaseadjusted net-debt-to-EBITDAR ratio was 4.17x as of the end of the quarter. She noted that even though this debt ratio is higher than Ensign’s historical averages, the ratio has improved over the last few quarters and that she expects the ratio to return to historical levels as the new acquisitions add EBITDAR to consolidated operating results. She cited the company’s acquisition history and business model to explain that the debt ratio rises during periods with higher acquisition activity, emphasizing the fact that the Company has acquired approximately $190 million in new assets in just the last 9 months. She also indicated that the company’s credit relationships remain strong, with approximately $162 million in borrowing capacity available on its existing credit line and 58 unlevered real estate assets that add additional liquidity.

GAAP diluted earnings per share were $0.23 and fully diluted adjusted earnings per share were $0.31 for the quarter. GAAP net income was $12.2 million and adjusted net income was $16.1 million. A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.

More complete information is contained in the Company's 10-Q, which was filed with the SEC today and can be viewed on the Company's website at  http://investor.ensigngroup.net.

Quarter Highlights

During the quarter, the Company paid a quarterly cash dividend of $0.0425 per share of Ensign common stock. Ensign has been a dividend-paying company since 2002 and has increased its dividend every year for 14 years.

Also during the quarter and since, the company announced the following acquisitions:

•	On April 1, 2017, Rehabilitation Center of Des Moines, a 74-bed skilled nursing operation in Des Moines, Iowa;

•	On May 1, 2017, Meadow View Nursing and Rehabilitation, a 112-bed skilled nursing facility in Nampa, Idaho;

•	Also on May 1, 2017, Voto Home Health, a Medicare-certified home health agency servicing King County, Washington;

•
On June 1, 2017, Heritage Park Healthcare and Rehabilitation, a 115-bed skilled nursing facility in Roy, Utah and Wide Horizons Intermediate Care Facility, an 83-bed intermediate care facility for individuals with intellectual disability in Ogden, Utah;

•
On June 16, 2017, Meadowcreek Senior Living, a 37-unit assisted living facility in Lancaster, Texas; Paris Chalet Senior Living, a 37-unit assisted living facility in Paris, Texas; Maple Meadows Assisted Living, a 19-unit assisted living facility in Fond du Lac, Wisconsin; North Point Senior Living, a 19-unit assisted living facility in Kenosha, Wisconsin; and Lake Pointe Villa Assisted Living, a 19-unit assisted living facility in Oshkosh, Wisconsin;

•
On July 1, 2017, The Villas at Sunny Acres, a post-acute care and retirement community with 134 skilled nursing beds, 35 assisted living units and 198 independent living units set on 64 acres in Thornton, Colorado; and Medallion Post Acute Rehabilitation, a 60-bed skilled nursing operation, and Medallion Villas, a 44-unit assisted living and 64-unit independent living operation, both set on a single healthcare campus in Colorado Springs, Colorado; and

•	On August 1, 2017, Parkside Senior Living, a 20-unit assisted living facility in Neenah, Wisconsin.

During the quarter, the Company also completed the sale and simultaneous lease of two skilled nursing facilities and one assisted living community to Mainstreet Health Investments Inc. (TSX:HLP.U) ("MHI"). The triple-net master lease includes an initial 20-year term and CPIbased annual escalators. The properties are located within high-density neighborhoods of the Los Angeles and Phoenix metro markets and have been owned and operated by Ensign for many years. Simultaneously, MHI released Ensign from its lease obligations on three transitional care facilities in Kansas and Texas.

"This transaction not only demonstrates the significant value inherent in our owned real estate, but it also shows that we have several levers we can pull to strengthen our already healthy balance sheet." said Christopher Christensen, Ensign's President and Chief Executive Officer. "We were pleased to capture some of the value we've created in these real estate assets while simultaneously ensuring that we will continue serving each of these communities for decades to come," he said, noting that the EBITDAR to lease ratios exceeded two times as of the commencement date.

Ensign affiliates own the real estate of 61 of the 227 healthcare facilities within the portfolio, with twenty hospice agencies, eighteen home health agencies and three home care businesses in 14 states. Mr. Christensen reaffirmed that Ensign continues to actively seek transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, assisted living and other healthcare related businesses in new and existing markets.

2017 Guidance

Management reaffirmed its 2017 annual revenue guidance of $1.76 billion to $1.80 billion and annual earnings per share guidance of $1.46 to $1.53 per diluted share. Management’s guidance is based on diluted weighted average common shares outstanding of 53.7 million and a 35.5% tax rate, both of which reflect the impact of ASU 2016-09. In addition, the guidance assumes, among other things, normalized health insurance costs, anticipated Medicare and Medicaid reimbursement rate increases net of provider taxes and acquisitions closed to date. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, share-based compensation, costs incurred from closed operations, costs incurred to recognize income tax credits and costs incurred for facilities currently being constructed and other start-up operations.

Conference Call

A live webcast will be held Friday, August 4, 2017 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s second quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, September 1, 2017.

About EnsignTM

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services and other rehabilitative and healthcare services at 227 healthcare facilities, twenty hospice agencies, eighteen home health agencies and three home care businesses in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon, Wisconsin, Kansas and South Carolina. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar terms, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the operations, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at
http:/www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forwardlooking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$448,279	$410,517	$890,019	$793,750
Expense:
Cost of services	366,946	330,538	722,433	636,846
Charge related to class action lawsuit	—	—	11,000	—
(Gain)/losses related to operational closures	(1,286)	—	2,731	7,935
Rent—cost of services	32,585	30,741	64,485	57,732
General and administrative expense	17,253	19,657	38,523	37,045
Depreciation and amortization	10,750	9,772	21,264	18,069
Total expenses	426,248	390,708	860,436	757,627
Income from operations	22,031	19,809	29,583	36,123
Other income (expense):
Interest expense	(3,053)	(1,446)	(6,498)	(2,816)
Interest income	288	278	578	513
Other expense, net	(2,765)	(1,168)	(5,920)	(2,303)
Income before provision for income taxes	19,266	18,641	23,663	33,820
Provision for income taxes	6,886	7,278	8,326	13,167
Net income	12,380	11,363	15,337	20,653
Less: net income attributable to noncontrolling interests	163	37	279	155
Net income attributable to The Ensign Group, Inc.	$12,217	$11,326	$15,058	$20,498

Net income per share
Basic:	$0.24	$0.23	$0.30	$0.41
Diluted:	$0.23	$0.22	$0.29	$0.39

Weighted average common shares outstanding:
Basic	50,705	50,274	50,736	50,476
Diluted	52,548	51,931	52,593	52,134

Dividends per share	$0.0425	$0.0400	$0.0850	$0.0800

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$33,476	$57,706
Accounts receivable—less allowance for doubtful accounts of $39,759 and $39,791 at June 30, 2017 and December 31, 2016, respectively	243,248	244,433
Investments—current	13,643	11,550
Prepaid income taxes	10,343	302
Prepaid expenses and other current assets	23,135	19,871
Total current assets	323,845	333,862
Property and equipment, net	490,386	484,498
Insurance subsidiary deposits and investments	25,899	23,634
Escrow deposits	23,925	1,582
Deferred tax asset	23,013	23,073
Restricted and other assets	13,329	12,614
Intangible assets, net	34,184	35,076
Goodwill	73,159	67,100
Other indefinite-lived intangibles	24,444	19,586
Total assets	$1,032,184	$1,001,025

Liabilities and equity
Current liabilities:
Accounts payable	$32,915	$38,991
Accrued charge related to class action lawsuit	11,000	—
Accrued wages and related liabilities	72,701	84,686
Accrued self-insurance liabilities—current	21,010	21,359
Other accrued liabilities	58,787	58,763
Current maturities of long-term debt	8,165	8,129
Total current liabilities	204,578	211,928
Long-term debt—less current maturities	284,465	275,486
Accrued self-insurance liabilities—less current portion	48,658	43,992
Deferred rent and other long-term liabilities	11,119	9,124
Deferred gain related to sale-leaseback	12,403	—
Total equity	470,961	460,495
Total liabilities and equity	$1,032,184	$1,001,025

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Six Months Ended June 30,
	2017	2016
Net cash provided by operating activities	24,920	36,828
Net cash used in investing activities	(48,626)	(99,857)
Net cash (used in) provided by financing activities	(524)	54,979
Net (decrease) increase in cash and cash equivalents	(24,230)	(8,050)
Cash and cash equivalents at beginning of period	57,706	41,569
Cash and cash equivalents at end of period	$33,476	$33,519

THE ENSIGN GROUP, INC.
REVENUE BY SEGMENT

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
	$	%	$	%	$	%	$	%
	(Dollars in thousands)				(Dollars in thousands)
Transitional and skilled services	$375,217	83.7%	$340,417	82.9%	$747,556	84.0%	$655,631	82.6%
Assisted and independent living facilities	33,009	7.4	30,708	7.5	65,355	7.3	60,877	7.7
Home health and hospice services:
Home health	17,871	4.0	14,416	3.5	34,922	3.9	28,324	3.6
Hospice	16,750	3.7	14,077	3.4	31,832	3.6	26,835	3.4
Total home health and hospice services	34,621	7.7	28,493	6.9	66,754	7.5	55,159	7.0
All other (1)	5,432	1.2	10,899	2.7	10,354	1.2	22,083	2.7
Total revenue	$448,279	100.0%	$410,517	100.0%	$890,019	100.0%	$793,750	100.0%

(1) Includes revenue from services generated in our other services segment and ancillary services for both the three and six months ended June 30, 2017 and 2016 and urgent care centers for three and six months ended June 30, 2016.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)
The following tables summarize our selected performance indicators for our transitional and skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended June 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Transitional and skilled revenue	$375,217	$340,417	$34,800	10.2%
Number of facilities at period end	155	148	7	4.7%
Number of campuses at period end*	21	18	3	16.7%
Actual patient days	1,232,842	1,136,724	96,118	8.5%
Occupancy percentage — Operational beds	74.7%	75.6%		(0.9)%
Skilled mix by nursing days	30.7%	31.3%		(0.6)%
Skilled mix by nursing revenue	52.1%	52.7%		(0.6)%

	Three Months Ended June 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Transitional and skilled revenue	$240,404	$236,717	$3,687	1.6%
Number of facilities at period end	93	93	—	—%
Number of campuses at period end*	11	11	—	—%
Actual patient days	767,862	768,324	(462)	(0.1)%
Occupancy percentage — Operational beds	78.2%	77.8%		0.4%
Skilled mix by nursing days	30.2%	30.2%		—%
Skilled mix by nursing revenue	51.6%	51.1%		0.5%

	Three Months Ended June 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Transitional and skilled revenue	$77,827	$71,946	$5,881	8.2%
Number of facilities at period end	37	37	—	—%
Number of campuses at period end*	3	3	—	—%
Actual patient days	245,387	238,892	6,495	2.7%
Occupancy percentage — Operational beds	73.9%	71.2%		2.7%
Skilled mix by nursing days	36.1%	37.0%		(0.9)%
Skilled mix by nursing revenue	55.1%	57.6%		(2.5)%

	Three Months Ended June 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Transitional and skilled revenue	$56,813	$30,981	$25,832	NM
Number of facilities at period end	25	18	7	NM
Number of campuses at period end*	7	3	4	NM
Actual patient days	219,044	125,481	93,563	NM
Occupancy percentage — Operational beds	65.3%	73.4%		NM
Skilled mix by nursing days	26.2%	28.0%		NM
Skilled mix by nursing revenue	49.7%	54.0%		NM

	Three Months Ended June 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Facility Closed Results(4):
Skilled nursing revenue	$173	$773	$(600)	NM
Actual patient days	549	4,027	(3,478)	NM
Occupancy percentage — Operational beds	50.0%	46.6%		NM
Skilled mix by nursing days	13.8%	7.6%		NM
Skilled mix by nursing revenue	35.6%	19.1%		NM

* Campus represents a facility that offers both skilled nursing assisted and/or independently living services. Revenue and expenses related to skilled nursing, assisted and independent living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2014.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2014 to December 31, 2015.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2016.

(4)
Facility Closed results represents closed operations during the second quarter of 2017 and 2016, for which the results were excluded from Same Facility results and Recently Acquired results for the three months ended June 30, 2017 and 2016, for comparison purposes.

	Six Months Ended June 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Transitional and skilled revenue	$747,556	$655,631	$91,925	14.0%
Number of facilities at period end	155	148	7	4.7%
Number of campuses at period end*	21	18	3	16.7%
Actual patient days	2,442,106	2,189,460	252,646	11.5%
Occupancy percentage — Operational beds	74.8%	76.2%		(1.4)%
Skilled mix by nursing days	31.4%	31.9%		(0.5)%
Skilled mix by nursing revenue	52.7%	53.6%		(0.9)%

	Six Months Ended June 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Transitional and skilled revenue	$480,543	$471,615	$8,928	1.9%
Number of facilities at period end	93	93	—	—%
Number of campuses at period end*	11	11	—	—%
Actual patient days	1,529,579	1,552,937	(23,358)	(1.5)%
Occupancy percentage — Operational beds	78.3%	78.6%		(0.3)%
Skilled mix by nursing days	30.6%	30.6%		—%
Skilled mix by nursing revenue	51.8%	52.3%		(0.5)%

	Six Months Ended June 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Transitional and skilled revenue	$156,222	$144,693	$11,529	8.0%
Number of facilities at period end	37	37	—	—%
Number of campuses at period end*	3	3	—	—%
Actual patient days	489,694	479,134	10,560	2.2%
Occupancy percentage — Operational beds	74.2%	71.4%		2.8%
Skilled mix by nursing days	37.2%	37.2%		—%
Skilled mix by nursing revenue	56.1%	57.8%		(1.7)%

	Six Months Ended June 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Transitional and skilled revenue	$108,924	$37,092	$71,832	NM
Number of facilities at period end	25	18	7	NM
Number of campuses at period end*	7	3	4	NM
Actual patient days	417,258	145,956	271,302	NM
Occupancy percentage — Operational beds	65.6%	71.6%		NM
Skilled mix by nursing days	27.1%	30.1%		NM
Skilled mix by nursing revenue	51.4%	55.7%		NM

	Six Months Ended June 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Facility Closed Results(4):
Skilled nursing revenue	$1,867	$2,231	$(364)	NM
Actual patient days	5,575	11,433	(5,858)	NM
Occupancy percentage — Operational beds	34.3%	52.3%		NM
Skilled mix by nursing days	46.7%	10.7%		NM
Skilled mix by nursing revenue	71.6%	23.2%		NM
__________________
* Campus represents a facility that offers both skilled nursing, assisted and/or independent living services. Revenue and expenses related to skilled nursing, assisted and independent living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2014.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2014 to December 31, 2015.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2016.

(4)
Facility Closed results represents closed operations during the six months ended 2017 and 2016, for which the results were excluded from Same Facility results and Recently Acquired results for the six months ended June 30, 2017 and 2016, for comparison purposes.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Skilled Nursing Average Daily Revenue Rates:
Medicare	$596.97	$577.63	$549.52	$526.88	$500.71	$489.55	$567.65	$555.11
Managed care	449.02	427.66	451.06	436.42	416.10	396.68	444.65	427.43
Other skilled	478.83	467.65	359.28	367.44	600.90	—	446.94	440.25
Total skilled revenue	518.72	505.49	473.86	460.83	468.32	456.59	500.59	489.49
Medicaid	211.39	212.92	215.68	194.08	161.53	150.39	203.49	202.11
Private and other payors	197.62	205.79	230.22	228.18	187.83	156.03	199.90	201.41
Total skilled nursing revenue	$302.13	$301.00	$310.14	$295.97	$246.53	$237.14	$293.84	$292.40

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Skilled Nursing Average Daily Revenue Rates:
Medicare	$596.51	$577.00	$544.27	$524.33	$501.42	$483.73	$566.07	$556.51
Managed care	443.23	426.48	445.57	437.62	419.45	389.81	440.45	427.65
Other skilled	477.49	466.79	363.37	368.61	497.72	—	446.23	439.46
Total skilled revenue	516.43	502.96	470.80	460.90	469.99	452.19	498.60	488.82
Medicaid	212.83	203.83	217.15	194.46	156.66	153.09	204.17	198.28
Private and other payors	200.55	203.04	226.52	229.05	192.42	163.09	202.29	203.59
Total skilled nursing revenue	$303.92	$295.51	$312.31	$296.74	$247.96	$244.96	$296.08	$291.81

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three and six months ended June 30, 2017 and 2016:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Percentage of Skilled Nursing Revenue:
Medicare	25.8%	27.9%	25.3%	25.5%	32.3%	37.3%	26.7%	28.2%
Managed care	17.3	15.8	22.5	25.0	17.1	16.7	18.3	17.8
Other skilled	8.5	7.4	7.3	7.1	0.3	—	7.1	6.7
Skilled mix	51.6	51.1	55.1	57.6	49.7	54.0	52.1	52.7
Private and other payors	8.1	8.1	6.9	7.2	13.7	10.9	8.7	8.1
Quality mix	59.7	59.2	62.0	64.8	63.4	64.9	60.8	60.8
Medicaid	40.3	40.8	38.0	35.2	36.6	35.1	39.2	39.2
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Percentage of Skilled Nursing Days:
Medicare	13.2%	14.4%	14.3%	14.3%	15.9%	18.1%	13.9%	14.8%
Managed care	11.7	11.1	15.5	16.9	10.2	9.9	12.2	12.1
Other skilled	5.3	4.7	6.3	5.8	0.1	—	4.6	4.4
Skilled mix	30.2	30.2	36.1	37.0	26.2	28.0	30.7	31.3
Private and other payors	12.0	12.5	9.3	9.4	18.0	16.7	12.5	12.3
Quality mix	42.2	42.7	45.4	46.4	44.2	44.7	43.2	43.6
Medicaid	57.8	57.3	54.6	53.6	55.8	55.3	56.8	56.4
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Percentage of Skilled Nursing Revenue:
Medicare	26.3%	28.0%	25.6%	26.0%	33.7%	39.5%	27.3%	28.2%
Managed care	17.3	16.8	23.2	24.5	17.6	16.2	18.6	18.4
Other skilled	8.2	7.5	7.3	7.3	0.1	—	6.8	7.0
Skilled mix	51.8	52.3	56.1	57.8	51.4	55.7	52.7	53.6
Private and other payors	8.0	8.1	6.5	6.9	13.7	11.3	8.5	8.1
Quality mix	59.8	60.4	62.6	64.7	65.1	67.0	61.2	61.7
Medicaid	40.2	39.6	37.4	35.3	34.9	33.0	38.8	38.3
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Percentage of Skilled Nursing Days:
Medicare	13.4%	14.3%	14.7%	14.7%	16.7%	20.0%	14.3%	14.7%
Managed care	11.9	11.6	16.3	16.6	10.3	10.1	12.5	12.5
Other skilled	5.3	4.7	6.2	5.9	0.1	—	4.6	4.7
Skilled mix	30.6	30.6	37.2	37.2	27.1	30.1	31.4	31.9
Private and other payors	11.9	12.2	8.9	8.9	17.6	17.1	12.2	11.8
Quality mix	42.5	42.8	46.1	46.1	44.7	47.2	43.6	43.7
Medicaid	57.5	57.2	53.9	53.9	55.3	52.8	56.4	56.3
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our assisted and independent living segment along with other statistics, for each of the date or periods indicated:

	Three Months Ended June 30,
	2017	2016	Change	% Change
	(Dollars in thousands)
Revenue	$33,009	$30,708	$2,301	7.5%
Number of facilities at period end	46	40	6	15.0%
Number of campuses at period end	21	18	3	16.7%
Occupancy percentage (units)	77.4%	76.0%		1.4%
Average monthly revenue per unit	$2,799	$2,757	$42	1.5%

	Six Months Ended June 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Revenue	$65,355	$60,877	$4,478	7.4%
Number of facilities at period end	46	40	6	15.0%
Number of campuses at period end	21	18	3	16.7%
Occupancy percentage (units)	77.1%	75.9%		1.2%
Average monthly revenue per unit	$2,818	$2,752	$66	2.4%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our home health and hospice segment along with other statistics, for each of the date or periods indicated:

	Three Months Ended June 30,
	2017	2016	Change	% Change
	(Dollars in thousands)
Home health and hospice revenue:
Home health services	$17,871	$14,416	$3,455	24.0%
Hospice services	16,750	14,077	2,673	19.0
Total home health and hospice revenue	$34,621	$28,493	$6,128	21.5%
Home health services:
Average Medicare Revenue per Completed Episode	$3,140	$2,950	$190	6.4%
Hospice services:
Average Daily Census	1,020	898	122	13.6%

	Six Months Ended June 30,
	2017	2016	Change	% Change
	(Dollars in thousands)
Home health and hospice revenue
Home health services	$34,922	$28,324	$6,598	23.3%
Hospice services	31,832	26,835	4,997	18.6
Total home health and hospice revenue	$66,754	$55,159	$11,595	21.0%
Home health services:
Average Medicare Revenue per Completed Episode	$3,058	$2,937	$121	4.1%
Hospice services:
Average Daily Census	1,011	871	140	16.1%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
	$	%	$	%	$	%	$	%
	(Dollars in thousands)				(Dollars in thousands)
Revenue:
Medicaid	$152,637	34.0%	$139,226	33.9%	$300,908	33.8%	$262,867	33.1%
Medicare	128,151	28.6	119,443	29.1	258,072	29.0	229,721	28.9
Medicaid-skilled	24,913	5.6	20,661	5.0	47,930	5.4	42,327	5.3
Total	305,701	68.2	279,330	68.0	606,910	68.2	534,915	67.3
Managed Care	74,925	16.7	65,178	15.9	150,486	16.9	129,721	16.4
Private and Other(1)	67,653	15.1	66,009	16.1	132,623	14.9	129,114	16.3
Total revenue	$448,279	100.0%	$410,517	100.0%	$890,019	100.0%	$793,750	100.0%
(1) Private and other payors also includes revenue from all payor generated in other ancillary services for both the three and six months ended June 30, 2017 and 2016 and urgent care centers for the three and six months ended June 30, 2016.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income attributable to The Ensign Group, Inc.	$12,217	$11,326	$15,058	$20,498

Non-GAAP adjustments
Results at urgent care centers, including noncontrolling interests(a)	—	47	—	(148)
Costs incurred for facilities currently being constructed and other start-up operations(b)	3,365	2,794	7,907	5,592
Results related to closed operations and operations not at full capacity, including continued obligations and closing expense(c)	(457)	219	5,130	8,403
Share-based compensation expense(d)	2,376	2,780	4,600	4,665
Legal costs and charges related to the settlement of the class action lawsuit(e)	163	—	11,163	—
Cost of services - Insurance reserve in connection with the settlement of a general liability claim(f)	—	1,586	—	1,586
General and administrative - Acquisition related costs(g)	360	748	448	893
General and administrative - Costs incurred related to new systems implementation and professional service fees(h)	—	269	—	947
Depreciation and amortization - Patient base(i)	115	713	151	991
Interest expense - Write off of deferred financing fees(j)	—	—	—	225
Provision for income taxes on Non-GAAP adjustments(k)	(2,054)	(3,422)	(10,508)	(8,758)
Non-GAAP Net Income	$16,085	$17,060	$33,949	$34,894

Diluted Earnings Per Share As Reported
Net Income	$0.23	$0.22	$0.29	$0.39
Average number of shares outstanding	52,548	51,931	52,593	52,134

Adjusted Diluted Earnings Per Share
Net Income	$0.31	$0.33	$0.65	$0.67
Average number of shares outstanding	52,548	51,931	52,133	52,210

Footnote:
(a) Represent operating results at urgent care centers, including noncontrolling interest.
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$—	$(7,042)	$—	$(14,642)
Cost of services	—	6,226	—	12,751
Rent	—	554	—	1,116
Depreciation and amortization	—	304	—	603
Non-controlling interest	—	5	—	24
Total Non-GAAP adjustment	$—	$47	$—	$(148)

(b) Represent operating results for facilities currently being constructed and other start-up operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$(15,912)	$(6,894)	$(28,879)	$(10,653)
Cost of services	15,055	7,343	28,653	12,464
Rent	3,934	2,165	7,596	3,488
Depreciation and amortization	288	180	537	293
Total Non-GAAP adjustment	$3,365	$2,794	$7,907	$5,592

(c) Represent results at closed operations and operations not at full capacity during the three and six months ended June 30, 2017 and 2016, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million and $7.9 million during the six months ended June 30, 2017 and 2016, respectively. Included in the three and six months ended June 30, 2017 results is the loss recovery of $1.3 million of certain losses related to a closed facility in prior year.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$(172)	$—	$(2,544)	$(105)
Losses related to operational closures	(1,286)	—	2,731	7,935
Cost of services	903	207	4,177	501
Rent	85	2	696	58
Depreciation and amortization	13	10	70	14
Total Non-GAAP adjustment	$(457)	$219	$5,130	$8,403

(d) Represent share-based compensation expense incurred.
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cost of services	$1,338	$1,316	$2,573	$2,529
General and administrative	1,038	1,464	2,027	2,136
Total Non-GAAP adjustment	$2,376	$2,780	$4,600	$4,665
(e) Legal costs and charges incurred in connection with the settlement of the class action lawsuit.
(f) Included in cost of services are insurance reserves in connection with the settlement of a general liability claim.
(g) Included in general and administrative expense are costs incurred to acquire an operation which are not capitalizable.
(h) Included in general and administrative expense are costs incurred related to new systems implementation and income tax credits which contributed to a decrease in effective tax rate.
(i) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and assisted living facilities.
(j) Included in interest expense are write-offs of deferred financing fees associated with the amendment of credit facility for the three and six months ended June 30, 2016.
(k) Represents an adjustment to provision for income tax to our historical year to date effective tax rate of 35.5%, resulting from adoption of ASU 2016-09, for the three and six months ended June 30, 2017 and 38.5% for the three and six months ended June 30, 2016.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Consolidated Statements of Income Data:
Net income	$12,380	$11,363	$15,337	$20,653
Less: net income attributable to noncontrolling interests	163	37	279	155
Interest expense, net	2,765	1,168	5,920	2,303
Provision for income taxes	6,886	7,278	8,326	13,167
Depreciation and amortization	10,750	9,772	21,264	18,069
EBITDA	$32,618	$29,544	$50,568	$54,037

Adjustments to EBITDA:
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(a)	(555)	206	4,364	8,331
Results related to facilities currently being constructed and other start-up operations(b)	(857)	449	(226)	1,812
Urgent care center earnings(c)	—	(811)	—	(1,867)
Legal costs and charges related to the settlement of the class action lawsuit(d)	163	—	11,163	—
Share-based compensation expense(e)	2,376	2,780	4,600	4,665
Insurance reserve in connection with the settlement of claims(f)	—	1,586	—	1,586
Acquisition related costs(g)	360	748	448	893
Costs incurred related to new systems implementation and professional service fee(h)	—	269	—	947
Rent related to items(a),(b) and (c) above	4,019	2,721	8,292	4,662
Adjusted EBITDA	$38,124	$37,492	$79,209	$75,066
Rent—cost of services	32,585	30,741	64,485	57,732
Less: rent related to items(a), (b), and (c) above	(4,019)	(2,721)	(8,292)	(4,662)
Adjusted EBITDAR	$66,690	$65,512	$135,402	$128,136

(a)
Represent results at closed operations and operations not at full capacity during the three and six months ended June 30, 2017 and 2016, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million and $7.9 million for the six months ended June 30, 2017 and 2016, respectively. Included in the three and six months ended June 30, 2017 results is the loss recovery of $1.3 million of certain losses related to a closed facility in prior year.

(b)	Represents results related to facilities currently being constructed and other start-up operations. This amount excludes rent, depreciation and interest expense.

(c)
Operating results at urgent care centers for the three and six months ended June 30, 2016. This amount excludes rent, depreciation, interest expense and the net loss attributable to the variable interest entity associated with our urgent care business.

(d)	Legal costs and charges incurred in connection with the settlement of the class action lawsuit.

(e)	Share-based compensation expense incurred.

(f)	Insurance reserves in connection with the settlement of a general liability claim.

(g)	Costs incurred to acquire operations which are not capitalizable.

(h)	Costs incurred related to new systems implementation and income tax credits which contributed to a decrease in effective tax rate.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income from operations to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for each reportable segment for the periods presented:

	Three Months Ended June 30,
	Transitional and Skilled Services		Assisted and Independent Services		Home Health and Hospice
	2017	2016	2017	2016	2017	2016

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$31,704	$32,835	$3,657	$3,263	$4,923	$4,349
Less: net income attributable to noncontrolling interests		—			86	—
Depreciation and amortization	7,204	6,792	1,492	983	230	229
EBITDA	$38,908	$39,627	$5,149	$4,246	$5,067	$4,578

Adjustments to EBITDA:
Costs at facilities currently being constructed and other start-up operations(b)	(1,256)	77	271	364	128	8
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(c)	(657)	206	—	—	—	—
Share-based compensation expense(d)	992	1,119	233	97	86	97
Insurance reserve in connection with the settlement of claims(e)		1,586		—	—
Less: rent related to item(b) and (c)above	3,720	1,465	289	691	10	—
Adjusted EBITDA	$41,707	$44,080	$5,942	$5,398	$5,291	$4,683
Rent—cost of services	26,733	22,565	5,323	7,182	426	369
Less: rent related to items(b) and(c) above	(3,720)	(1,465)	(289)	(691)	(10)	—
Adjusted EBITDAR	$64,720	$65,180	$10,976	$11,889	$5,707	$5,052

(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Costs incurred for facilities currently being constructed and other start-up operations.
(c) Represent results at closed operations and operations not at full capacity during the three and six months ended June 30, 2017 and 2016, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million and $7.9 million for the six months ended June 30, 2017 and 2016, respectively. Included in the three and six months ended June 30, 2017 results is the loss recovery of $1.3 million of certain losses related to a closed facility in prior year.
(d) Share-based compensation expense incurred.
(e) Insurance reserve in connection with the settlement of claims.

	Six Months Ended June 30,
	Transitional and Skilled Services		Assisted and Independent Services		Home Health and Hospice
	2017	2016	2017	2016	2017	2016

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$63,494	$60,431	$8,096	$6,523	$9,217	$7,525
Less: net income attributable to noncontrolling interests		—		—	94	—
Depreciation and amortization	14,157	$12,031	$3,115	$2,046	$466	$496
EBITDA	$77,651	$72,462	$11,211	$8,569	$9,589	$8,021

Adjustments to EBITDA:
Costs at facilities currently being constructed and other start-up operations(b)	(1,066)	1,301	616	472	224	39
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(c)	3,749	8,331	—	—	513	—
Share-based compensation expense(d)	2,020	2,145	323	192	174	138
Insurance reserve in connection with the settlement of claims(e)	—	1,586	—	—	—	—
Less: rent related to item(b) and (c)above	6,900	2,466	1,223	1,059	168	18
Adjusted EBITDA	$89,254	$88,291	$13,373	$10,292	$10,668	$8,216
Rent—cost of services	52,679	41,548	10,631	14,185	978	747
Less: rent related to items(b) and(c) above	(6,900)	(2,466)	(1,223)	(1,059)	(168)	(18)
Adjusted EBITDAR	$135,033	$127,373	$22,781	$23,418	$11,478	$8,945

(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Costs incurred for facilities currently being constructed and other start-up operations.
(c) Represent results at closed operations and operations not at full capacity during the three and six months ended June 30, 2017 and 2016, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million and $7.9 million for the six months ended June 30, 2017 and 2016, respectively. Included in the three and six months ended June 30, 2017 results is the loss recovery of $1.3 million of certain losses related to a closed facility in prior year.
(d) Share-based compensation expense incurred.
(e) Insurance reserve in connection with the settlement of claims.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) costs incurred for operations currently being constructed and other start-up operations, excluding depreciation, interest and income taxes, (e) results of closed operations and operations not at full capacity, excluding depreciation, interest and income taxes, (f) share-based compensation expense, (g) costs incurred related to new systems implementation, (h) legal costs and charges related to the settlement of the class action lawsuit, (i) professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (j) costs incurred to acquire operations which are not capitalized, (k) operating results at urgent care centers, excluding depreciation, interest and income taxes and (l) insurance reserves in connection with the settlement of claims. Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for facilities currently being constructed and other start-up operations, excluding rent, depreciation, interest and income taxes, (f) results of closed operations and operations not at full capacity, excluding depreciation, interest and income taxes, (g) share-based compensation expense, (h) costs incurred related to new systems implementation, (i) professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (j) costs incurred to acquire operations which are not capitalized, (k) legal costs and charges related to the settlement of the class action lawsuit, (l) operating results at urgent care centers, excluding rent, depreciation, interest and income taxes and (m) insurance reserves in connection with the settlement of claims.

Adjusted EBITDA, adjusted net income and adjusted earnings per share are financial performance measures that are not calculated in accordance with U.S. generally accepted accounting principles. Adjusted EBITDAR is a financial valuation measure commonly used by our management, investors and research analysts to value companies. The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company's periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.